UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2018 (May 9, 2018)

THE OLB GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52994	13-4188568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Park Avenue, Suite 1700, New York, NY	10166
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 278-0900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement

Reference is made to that certain Current Report on Form 8-K filed by The OLB Group, Inc. (the “Company”) on April 13, 2018 (the “April 8-K”) disclosing the purchase by the Company’s subsidiaries, Securus365, Inc., a Delaware corporation (“Securus”), eVance Capital, Inc., a Delaware corporation (“eVance Capital”), and eVance Inc., a Delaware corporation (“eVance”), of substantially all of the assets of Excel Corporation and its subsidiaries, Payprotec Oregon, LLC, Excel Business Solutions, Inc. and eVance Processing, Inc. (collectively, “Excel”) through a foreclosure sale conducted by GACP Finance Co., LLC, as the administrative agent and collateral agent to certain secured lenders of Excel. As disclosed in the April 8-K, in order to finance the Company’s acquisition of the assets, GACP Finance Co., LLC, as administrative agent and collateral agent, and as the initial sole lender thereunder, provided a term loan of $12,500,000 (the “Term Loan”) to Securus, eVance Capital and eVance, for which obligations Omnisoft, Inc., a Delaware corporation (“Omnisoft”), and CrowdPay.us, Inc., a New York corporation (“CrowdPay”), also agreed to become liable for as borrowers thereunder, each of Omnisoft and CrowdPay being affiliates of the Company’s majority stockholder. Among the various conditions of the Term Loan, the Company agreed that within thirty (30) days after the closing of the Term Loan, Omnisoft and CrowdPay would each become wholly-owned subsidiaries of the Company.

In accordance with the requirements of the Term Loan, on May 9, 2018, the Company entered into separate share exchange agreements with the shareholders of Omnisoft (the “Omnisoft Share Exchange Agreement”) and CrowdPay (the “CrowdPay Share Exchange Agreement” and together with the Omnisoft Share Exchange Agreement, the “Share Exchange Agreements”). Pursuant to the terms of the Omnisoft Share Exchange Agreement, the shareholders of Omnisoft transferred to the Company all of the issued and outstanding shares of Omnisoft common stock in exchange for an aggregate of 55,000,000 shares of the Company’s common stock. Pursuant to the terms of the Crowdpay Share Exchange Agreement, the shareholders of CrowdPay transferred to the Company all of the issued and outstanding shares of CrowdPay common stock in exchange for an aggregate of 87,500,000 shares of the Company’s common stock. The transactions contemplated by the Share Exchange Agreements closed on May 9, 2018. The Company’s board of directors determined the appropriate valuation of each of the Company’s common stock and the common stock of Omnisoft and Crowdpay in reliance upon, among other matters, the third party independent valuation report prepared by Corporate Valuation Advisors, Inc., a copy of which is attached hereto as Exhibit 99.1.

The Company is currently assessing whether the acquisition of Omnisoft and CrowdPay constitutes the acquisition of a “significant amount of assets” as such is defined under Item 2.01 of Form 8-K. In the event that the acquisition constitutes a “significant amount of assets” the Company will file an amendment to this Current Report to include the financial statements of Omnisoft and CrowdPay in accordance with Item 9.01 of Form 8-K.

The foregoing descriptions of the Share Exchange Agreements do not purport to be complete and are qualified in their entirety by reference to complete text of the Share Exchange Agreements, copies of which are filed hereto as Exhibits 10.1 and 10.2.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.02. The shares of common stock of the Company issued pursuant to the Share Exchange Agreements have not been registered under the Securities Act. Such shares were issued to the stockholders of Omnisoft and Crowdpay in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, without general solicitation, and made only to and with an “accredited investor” as defined in Regulation D of the Securities Act.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Share Exchange Agreement, dated May 9, 2018, by and between The OLB Group, Inc. and the shareholders of Crowdpay.US, Inc.

10.2	Share Exchange Agreement, dated May 9, 2018, by and between The OLB Group, Inc. and the shareholders of Omnisoft, Inc.

23.1	Consent of Corporate Valuation Advisors, Inc.

99.1	Valuation Report, dated as of May 9, 2018, by Corporate Valuation Advisors, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2018

THE OLB GROUP, INC.

By:	/s/ Ronny Yakov
Name: Ronny Yakov
Title: President and Chief Executive Officer

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